EXHIBIT 10.5

AMENDMENT TO STOCK ISSUANCE AGREEMENT

This AMENDMENT TO STOCK ISSUANCE AGREEMENT (the “Amendment”) is effective as of May 10, 2017 (the “Amendment Effective Date”) by and between INTREXON CORPORATION, a Virginia corporation with offices at 20374 Seneca Meadows Parkway, Germantown, MD 20876 (“Intrexon”), and ORAGENICS, INC., a Florida corporation having its principal place of business at 4902 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, U.S.A. (“Oragenics”). Intrexon on the one hand and Oragenics on the other hand may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

A. WHEREAS Intrexon, Intrexon’s wholly-owned subsidiary Intrexon Actobiotics NV, and Oragenics are parties to that certain Exclusive Channel Collaboration Agreement, effective June 9, 2015 (the “ECC Agreement”), pursuant to which Intrexon and Actobiotics collectively appointed Oragenics as their exclusive channel collaborator for developing and commercializing certain products in an exclusive field as defined by the ECC Agreement;

B. WHEREAS the Intrexon and Oragenics are also parties to that certain Stock Issuance Agreement, effective June 9, 2015 (the “Stock Agreement”), pursuant to which Intrexon and Oragenics further defined certain rights and obligations of Intrexon and Oragenics in regards to equity of Oragenics potentially payable under the ECC Agreement;

C. WHEREAS the Intrexon and Oragenics, in conjunction with concurrent amendment of the ECC Agreement effectuated under separate instrument of even date herewith (the “ECC Amendment”), now mutually desire to amend the Stock Agreement;

D. NOW, THEREFOR, the Intrexon and Oragenics agree to amend the terms of the Stock Agreement as provided below, effective as of the Amendment Effective Date.

1.	GENERALLY

1.1 Capitalized terms present within this Amendment that are not proper names or titles, that are not conventionally capitalized, or that are not otherwise defined within this Amendment shall have the meaning set forth in the Stock Agreement.

2.	AMENDMENTS TO THE AGREEMENT

2.1 Issuance of Milestone Shares. Section 1.2(a) of the Stock Agreement is hereby replaced in its entirety with the following new Section 1.2(1):

In the event that the Company so elects in accord with Section 5.2 of the Channel Agreement to pay a Milestone Payment due for the attainment of a Phase II Milestone Event (as defined in the Channel Agreement) in shares of Company Common Stock, then Company shall in accord with Sections 2.3 and 2.4 hereof issue to Intrexon, and/or to Intrexon’s wholly-owned subsidiary (“Subsidiary”) in whole or in part upon request by Intrexon in accord with Section 5.2 of the Channel Agreement, that number of shares of Company Common Stock having a Fair Market Value of three (3) million United States dollars ($3,000,000).

3.	MISCELLANEOUS

3.1 Full Force and Effect. This Amendment amends the terms of the Stock Agreement and is deemed incorporated into the Stock Agreement. The provisions of the Stock Agreement as amended remain in full force and effect.

3.2 Entire Agreement. This Amendment, together with the Stock Agreement, the ECC Amendment, and the ECC Agreement, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

3.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, Intrexon and Oragenics have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

INTREXON CORPORATION		ORAGENICS, INC.

By:	/s/ Donald P. Lehr	By:	/s/ Alan Joslyn
Name: Title:	Donald P. Lehr Chief Legal Officer	Name: Title:	Alan Joslyn President and CEO

Signature Page to Amendment to Stock Issuance Agreement